Exhibit 10.13

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

CONSULTING AGREEMENT

This CONSULTING AGREEMENT AND EXHIBITS (collectively, this “Agreement”) is made and entered into effective as of January 1, 2022 (the “Effective Date”), by and between SKYWARD SPECIALTY INSURANCE GROUP, INC., a Delaware corporation (the “Company”), on the one hand, and SLW INTERNATIONAL, LLC (“Consultant”), and for the limited purposes in Sections 9, 10, 11 and 20, STEPHEN L. WAY (“Way”), on the other hand. Each of the foregoing is referred to herein as a “Party,” and collectively referred to as the “Parties.”

WHEREAS, the Company is an insurance holding company and its subsidiaries (“Subsidiaries”) are insurance companies and underwriting insurance agencies engaged in the business of providing specialty insurance services;

WHEREAS, the Company wishes to engage Consultant to provide consulting services as to its Transactional Property Insurance Division (the “Business”), upon the terms and conditions set forth herein, and Consultant is willing to accept the terms and conditions of such engagement;

NOW, THEREFORE, in consideration of the mutual covenants and good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereto, hereby agree as follows:

1.            Independent Contractor. The Company hereby engages Consultant, and Consultant hereby accepts such engagement and agrees to perform the Services (defined below), as an independent contractor of the Company, and not as an employee, partner or joint venture, upon the terms and conditions set forth herein. Consultant shall not work from the Company offices unless approved in writing to do so by the Chief Executive Officer of the Company or his designee. Consultant shall control the hours of service under this Agreement and shall devote such time as may be reasonably necessary to perform the agreed Services.

2.            Term. The term of Consultant’s engagement hereunder shall begin on the Effective Date and continue until the 5:00 p.m. Central Time on December 31, 2023 (the “Term”), unless terminated pursuant to Section 12 hereof or extended by mutual agreement at least sixty (60) days prior to the end of the Term, or any extension thereof. The period of any such extension shall be deemed to be a part of the Term.

3.            Consulting Services. During the Term, Consultant agrees to have Way provide services relating to the Business as specifically requested by the Company within the parameters set by the Company which are described on Exhibit 1 to this Agreement (the “Services”), as such may be modified from time to time. The Company and Consultant may agree on time constraints and/or deadlines, if applicable, and other terms with respect to Consultant’s provision of the Services on a project-by-project basis. In providing the Services, Consultant shall report to [***] of the Company.

4.            Consulting Fee. In consideration for the Services performed by Consultant, the Company shall pay to Consultant a consulting fee (the “Consulting Fee”) at a monthly rate of $183,000 for 2022 and a monthly rate of $150,000 for 2023, payable in advance at the first of each month. The Consulting Fee includes all of Consultant’s travel and expenses except for specific expenses pre-approved by [***]. As additional compensation, within the first sixty (60) days of the beginning of 2022, the Company will pay the Consultant an additional $65,000. Furthermore, Consultant will be paid a Performance Fee as set forth on Exhibit 2 (the “Performance Fee”). As an independent contractor of the Company, Consultant shall not be entitled to participate in any benefit programs which are available to the employees of the Company. Consultant shall be solely responsible for any taxes related to any Consulting Fee and Performance Fee paid under this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

5.            Expenses. For those expenses specifically approved in accordance with Section 4, Consultant shall be entitled to receive prompt reimbursement for all such expenses for which receipts are submitted, and the Company shall reimburse approved expenses within 30 days of submission of receipts by Consultant.

6.            Perquisites and Facilities. During the Term, Consultant shall be entitled to and the Company shall provide for the perquisites and facilities as set forth on Exhibit 3 attached hereto.

7.            Performance Standards and Compliance with Laws. Consultant shall perform skillfully and diligently all of its obligations under this Agreement, and shall do so for the mutual benefit of the Parties hereto and in accordance with the same reasonable standards as Way practiced during the years he managed the Business as an employee. Consultant shall perform the Services in compliance with: a) any and all applicable laws, rules and regulations applicable to Company or Consultant, including reinsurance intermediary licensing requirements; and b) all policies and procedures of the Company, and it is understood and agreed that Company may, in its sole discretion and upon reasonable notice to Consultant, alter, amend and/or change such policies and procedures, such changes to be provided in writing (including by email or text).

8.            Insurance. Consultant shall secure and maintain errors and omissions insurance in an amount no less than that required by statute. The Company will reimburse Consultant for the cost of such insurance.

9.            Confidentiality of Company Information. The Parties acknowledge and agree that in connection with, and as a consequence of, the Services to be performed by Consultant under this Agreement, Consultant and Way will be shown, provided the use of and have access to the Company’s and its Subsidiaries’ confidential business plans, methods of operations, employment terms and policies, compensation methods and formulas, terms of insurance coverage, insurance limits, reinsurance program structures and terms, performance standards, pricing policies, marketing strategies, records, contracts, referral sources, and other information about the Company’s and its Subsidiaries’ operations and business of a confidential nature (the “Confidential Information”) and the Company’s trade secrets, and the Company agrees to provide Consultant and Way with such Confidential Information and trade secrets as may be required in connection with Consultant’s completion of the Services under this Agreement. In exchange for that promise, during the Term of this Agreement and thereafter, Consultant and Way shall not in any manner, directly or indirectly, disclose or divulge to any person or other entity whatsoever, including particularly any person or entity directly or indirectly in competition with the Company or its Subsidiaries, or use for any purpose, any such Confidential Information and trade secrets, except as required by law or to perform Consultant’s duties hereunder or as expressly authorized in writing by the Company. Notwithstanding the foregoing, Consultant may disclose the terms of this Agreement to Consultant’s attorney, accountant, or business advisor; provided, however, the confidentiality covenant of this Section 9 shall apply to such persons, and Consultant shall inform such persons of such covenants and obligations. Upon the expiration or termination of this Agreement for any reason, Consultant and Way shall immediately return to the Company any and all Confidential Information and trade secrets in Consultant’s and Way’s possession or control in any form, whether electronic, paper copies, or other form or format, including but not limited to, any originals or copies of, or computer discs, or other media, containing policies, procedures, records, operation or employment materials, client or customer lists and information, and financial information and Confidential Information and trade secrets, wherever located and in whatever device or place retained or stored. Consultant and Way shall not retain any Confidential Information in any form or format (e.g., computer hard drive, computer disc, flash drive, paper copies, etc.) upon the expiration or termination of this Agreement. The obligations of Consultant and Way under this Section 9 shall survive the termination of this Agreement for any reason.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

10.          Non-Compete and Non-Solicitation Obligations. In exchange for the consideration specified in this Agreement, including but not limited to the promise of the Company to provide Consultant and Way Confidential Information, to enforce Consultant’s and Way’s obligations under this Section 10, and as a material incentive for the Company to enter into this Agreement, Consultant and Way hereby agree neither Consultant nor Way will directly or indirectly, for itself or himself or for any other person or entity:

(a)	as an owner, investor, partner, shareholder, agent, representative, employee, officer, director, consultant, contractor, lender or otherwise, render services or advice to, manage, operate, finance, or control, participate in the management, operation, financing and/or control of, lend Consultant’s or Way’s name or any similar name to, and/or otherwise engage in, any activity related to the Business (collectively, “Restricted Activities”) anywhere within the United States or anywhere else the Business is conducted during the Term.

(b)	solicit or accept business from any person or entity who at that time is, or at any time from July 1, 2020 was, an insured, service provider, MGU/MGA, producer and/or broker related to the Business (each, a “Restricted Relationship”), or in any other manner influence, induce, or encourage or attempt to influence, induce or encourage any such Restricted Relationship to terminate, abandon, reduce or materially change its relationship or business with the Company during the Term.

(c)	solicit, influence, induce, or encourage any then current employee of the Company or any of its Subsidiaries to leave the employment of the Company or its Subsidiaries or in any other manner interfere with such employment relationship; or employ, or otherwise engage as an employee, independent contractor, consultant, or otherwise, any then current or former employee of the Company or its Subsidiaries with whom Consultant or Way had contact from July 1, 2020, for a period of eighteen (18) months after the end of the Term; provided however, if the Company exits the Business and releases employees, this Section 10(c) shall end and Consultant shall be free to solicit and hire such employees.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

If the Company offers Consultant an extension of the Term under conditions equivalent to the terms for 2023 herein, and Consultant and/or Way reject such extension, then the Restricted Activities in Sections 10(a) and 10(b) will continue for an additional one-year period from the termination date of this Agreement.

If the Agreement is terminated by the Company for any reason or the Consultant pursuant to Sections 12(c) or 12(d), the Restricted Activities in Sections 10(a) and 10(b) will cease upon termination of the Agreement. Consultant and Way acknowledge and agree that nothing herein is intended to affect or lessen the enforceability, or change in any way Way’s continuing fiduciary, non-competition, non-solicitation, and non-disclosure obligations under applicable law or otherwise, in connection with his role as a director on the Board of the Company.

11.          Applicable Law, Jurisdiction and Mandatory Forum; Waiver of Jury Trial; .

(a)          This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without respect to principles of conflict of law.

(b)            Any suit by either of the Parties hereto to enforce any right hereunder or to obtain a declaration of any right or obligation hereunder must be brought in any state or federal court of competent jurisdiction in Harris County, Texas. The Parties hereby expressly consent to the jurisdiction of the foregoing courts for such purposes and waive any objection to jurisdiction or venue in such courts, and Consultant agrees to the appointment of the Secretary of State for the State of Texas as Consultant’s agent for service of process if it is outside the range of service for courts in Harris County, Texas. THE PARTIES HEREBY WAIVE ANY RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST THE OTHER PARTY, INCLUDING WITHOUT LIMITATION ANY CLAIM FOR BREACH OR ENFORCEMENT OF THIS AGREEMENT.

12.          Termination. This Agreement is non-cancelable by any Party for the duration of the Term, except:

(a)          The Company may cancel the Agreement with thirty (30) days’ notice prior to January 1, 2023 if treaty reinsurance for the Business, acceptable to the Company in its sole discretion, is not available; or

(b)          The Company may cancel the Agreement with thirty (30) days’ notice prior to January 1, 2023 if the overall results of the 2022 Business, through the third quarter, do not produce $5,000,000 of net profit margin (“Net Profit Margin”). Net Profit Margin is defined by GAAP Pre-Tax Profit as defined in Exhibit 2 divided by Net Revenue applicable to the Business. “Net Revenue” is defined as the aggregate of net earned premium and any commission and fee income applicable to the Business, including Skyward Underwriters’ commission and any other fee business generated by the Business.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

(c)          Consultant may cancel the Agreement immediately if Company’s subsidiary, Houston Specialty Insurance Company (“HSIC”), is downgraded by A.M. Best below A- (Excellent) 1X, after Consultant and/or Company attempt and fail to obtain a fronting arrangement for the Business acceptable to the Company.

(d)          Any party may cancel this Agreement if there is a material breach of the Agreement, including a material violation of any underwriting guidelines or parameters, any such alleged material breach to be advised in writing to the Consultant who will be given fifteen (15) days to correct such alleged material breach.

(e)          The Agreement will terminate automatically upon the death or disability of Way; provided, however, that if such death or disability occurs before July 1st of any year, Way’s heirs or estate will receive payment of the monthly fee through June 30th. If Way’s death or disability occurs after July 1st of either year of the Term, the monthly fee will be paid to Way’s heirs or estate for the remainder of that year of the Term, along the earned performance fee for the year, prorated for the period of time from the beginning of the year until Way’s death or disability. “Disability” for purposes of this paragraph is defined as shall mean Way’s inability, due to physical or mental incapacity, to perform the services under this Agreement, for a period of 120 consecutive calendar days, as determined by a physician selected by the Company.

13.          Indemnification and Hold Harmless.       The Company hereby indemnifies and holds harmless Consultant (“Indemnitee”) from and against any and all losses, costs, liabilities (whether several or joint and several), claims, damages, penalties, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts incurred or sustained by Indemnitee as a result of or in relation to the Consultant’s provision of the Services hereunder, to the extent such claims, damages, penalties, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts incurred or sustained by Indemnitee in excess of the payment limits Consultant’s E&O policy.

14.          Waiver; Severability. The failure of a party at any time, or from time to time, to require performance by the other party of any provision hereof shall in no way affect the rights of such party thereafter to enforce the same, nor shall the waiver by a party of any breach of any provision hereof constitute a waiver of any succeeding breach of such provision or a waiver of any breach of any other provision hereof. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

15.          Entire Agreement; Amendment. This Agreement constitutes the sole existing agreement between the Company and Consultant relating to the Services provided hereunder and the subject matter hereof and expressly limited as set forth herein. This Agreement may be amended, modified, extended, superseded, or cancelled, and any of the terms, provisions, covenants, representations, or conditions contained herein may be waived, only by a written instrument executed by all Parties hereto, or in the case of a waiver, by the party waiving compliance.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

16.          Multiple Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. It is hereby agreed by the Parties that an electronic signature or a copy of an original signature to this Agreement, delivered by electronic mail or other electronic means (attached to or attaching an electronic copy of the document), upon transmission and confirmation of receipt, shall have the same force and effect as the delivery of a manually executed and original copy of such signature and shall bind the Parties hereto.

17.          Assignment. Consultant may not assign its rights or obligations hereunder. The rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

18.          Legal Fees and Costs. In the event that any Party elects to incur legal expenses to enforce or interpret any provision of this Agreement, such Party will be responsible for its own legal expenses, attorneys’ fees, and necessary disbursements, and no Party shall be entitled to recover its legal expenses, including, without limitation, reasonable attorneys’ fees, costs, and necessary disbursements, from the other Party, regardless of who the prevailing party is in any dispute.

19.          Construction. All Parties have been advised to seek their own independent counsel concerning the interpretation and legal effect of this Agreement and have obtained such counsel. Consequently, any rule of construction to the effect that any drafting ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement. To the extent there is any conflict between the Separation Agreement and this Agreement, the terms of the Separation Agreement control.

20.          Other representations. Consultant and Way each represent and agree that they (i) are not relying upon any statements, understandings, representations, expectations or agreements other than those expressly set forth in this Agreement; (ii) have made their own investigation of the facts and are relying solely upon their own knowledge and the advice of their own legal counsel; (iii) knowingly waive any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown; (iv) have carefully read and understands the terms and effect of this Agreement; (v) are entering into this Agreement knowingly and voluntarily; (vi) are not, and would not be, otherwise entitled to the payments or benefits described herein but for their undertakings and agreements set forth herein; and (vii) the only consideration for Consultant and Way signing this Agreement are the terms stated in this Agreement and no other promises or representation of any kind have been made by any person or entity whatsoever to cause Consultant or Way to sign this Agreement. The Parties stipulate that the Company is relying upon the representations and warranties made by Consultant in this Agreement, including those set forth in this Section 20. All of the representations and warranties made by Consultant in this Agreement shall survive the execution of this Agreement.

21.          Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof.

[Signature Page Follows]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of the Effective Date.

COMPANY:		CONSULTANT:

SKYWARD SPECIALTY INSURANCE GROUP, INC.,		SLW INTERNATIONAL, LLC
a Delaware corporation

By:	/s/Andrew Robinson	By:	/s/Stephen L. Way
Name:	Andrew Robinson		Stephen L. Way, Principal
Title:	Chief Executive Officer

And for the limited purpose of Sections 9, 10, 11, and 20,

STEPHEN L. WAY:

/s/Stephen L. Way

SIGNATURE PAGE TO
CONSULTING AGREEMENT

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

EXHIBIT 1

SERVICES

Consultant shall provide the following Services, as such list may be supplemented or amended from time to time by mutual agreement:

•	[***]. In connection therewith, Consultant shall operate exclusively in accordance with the underwriting guidelines, any existing Company procedures, whether written or not, and requirements set forth by the Company, including the following, which may be revised by the Company at any time at its sole discretion.

1.	All Business is to be written in HSIC.

2.	No policies may be written with more than a $[***] gross limit, unless specifically approved by [***], in writing, including by email or text.

3.	HSIC shall not retain more than $[***] of risk on any policy, unless specifically approved by [***], in writing, including by email or text.

4.	Consultant may place facultative reinsurance up to 100% of the risk for any policy as long as such reinsurers are rated at least A- (Excellent) IX by A.M. Best or otherwise approved on the Company’s security list to be provided to Consultant.

5.	Consultant will advise Company when policy language, terms and/or forms vary materially from prior contractual wordings utilized by the Company in its ordinary course of the Business.

•	Company personnel will handle all binders, policy issuance, premium payables and receivables, including reinsurance recoverables, claim handling (with assistance from Consultant to ensure relationships are maintained while protecting the Company’s Balance Sheet). Consultant will also provide input for the treaty reinsurance for the Business.

•	Consultant will have monthly meetings with [***], during which time the Consultant will review with the Company [***] including, bound business, upcoming accounts, claims, reinsurance and other material matters, opportunities or issues, and the Company will discuss any changes to approved reinsurers, underwriting requirements or procedures. The Company will determine what reports are needed for the monthly meetings. Company’s employees will prepare the required reports with copies to the Consultant in the same distribution.

•	Consultant shall cooperate fully in promoting the SVP of Transactional Property with all vendors and partners connected to the Business, as well as taking any other reasonable action requested by the Company, so that the SVP of Transactional Property can assure business continuity.

•	The Consultant shall fully cooperate with the CEO of the Company in connection with all aspects of the Services provided hereunder, including without limitation, providing all documents related to the Company’s Business as and when requested.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

EXHIBIT 2

PERFORMANCE FEE

Consultant shall receive a Performance Fee based on the performance of the Business. The Performance Fee will be calculated by March 31st of the year following the end of the calendar year for each year this Agreement is in effect. Payment will be made within sixty (60) days of the calculation being finalized. The Performance Fee for any year is only due if the Business has at least a $5,000,000 “GAAP Pre-Tax Profit,” as defined below.

The Performance Fee is defined as:

2022 -- Five percent (5%) of the “GAAP Pre-Tax Profit” of the Business for the applicable period, subject to a maximum of $1,400,000 for the year.

2023 – Six and four/tenths percent (6.4%) of the “GAAP Pre-Tax Profit” of the Business for the applicable period, subject to a maximum of $1,800,000 for the year.

Each of the above periods, individually, a Performance Fee Calculation Year.

“GAAP Pre-Tax Profit” is defined as:

•	Business gross earned premium as recognized by the Company;

•	Less: All reinsurance direct cost, including reinstatements allocated proportionally to the losses creating the need for such reinstatement, including losses of the Business; (only as generated by TP claims),

•	Less: The aggregate of Business net incurred losses plus net IBNR(1) for loss development;

•	Less: Compensation and benefits for three (3) Transactional Property company employees, Consulting Fees paid under this Agreement, plus other direct expenses(2);

•	Less: Allocated Corporate expenses (2) [***].

•	Plus: All non-risk premium/overriding commissions (including Skyward Underwriters commission), as recognized by the Company on a GAAP basis, related to the Business;

•	Less: Any bad debt impairment, including premium receivable bad debt and reinsurance recoverable bad debt beyond ninety (90) days due or as such debt is written off under Company practices.

(1) IBNR or redundant case reserves on all claims occurring in 2019 or prior will not be included in the Performance Fee calculation. IBNR on unearned premium prior to the beginning of the Performance Fee Calculation Year or claims occurring in the current Performance Fee Calculation Year on business written in the prior year will be part of current year Performance Fee formula – all IBNR in each calendar year will be adjusted until all claims paid or both parties agree ultimate net loss.

(2) All direct and allocated expenses are as reasonably calculated by Skyward Specialty in its discretion from time to time in accordance with the Company’s regular accounting policies relating to costs and allocations.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

NOTE: Company will set the loss pick on the Business with the understanding that IBNR will not be unreasonably held.

If the maximum amount of the Performance Fee is not achieved in any year, the shortfall shall be carried forward, increasing the maximum amount of Performance Fee available in the next year. In addition, if the profit achieved in the prior year would have resulted in more than the maximum Performance Fee, but for the cap on the Performance Fee, the additional profit will be carried forward and added to the current year profit in determining the Performance Fee, with the cap for the current year remaining in place. For clarity, in the case of a Performance Fee shortfall in the first year, the Performance Fee for the next year can increase by the amount of the shortfall, even if it exceeds the maximum amount of Performance Fee for the subsequent year. In the case where the profit in the first year would have provided a larger Performance Fee except for the cap, the addition profit will carry over to the next year, but the Performance Fee cap for the subsequent year shall still apply. In any case, any type of carry-forward will only be available if the GAAP Pre-Tax Profit is greater than $5,000,000 in both years (i.e., the year for which the current Performance Fee is being calculated and the following carry-forward year). The formula for calculation of the Performance Fee will not change.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

EXHIBIT 3

PERQUISITES AND FACILITIES

•	During the Term, the Company shall provide for Consultant’s use such informational technology and communications related equipment, support and system access as shall be necessary or useful in providing the Services.